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Registration No. 333-102177

As filed with the Securities and Exchange Commission on August 11, 2003.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT
NO. 1 TO THE
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MacDermid, Incorporated
(Exact name of registrant as specified in charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0435750 (I.R.S. Employer Identification No.)
245 Freight Street, Waterbury, Connecticut 06702-0671 (203) 575-5700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Daniel H. Leever, Chairman President and Chief Executive Officer MacDermid, Incorporated 245 Freight Street Waterbury, CT 06702-0671 (203) 575-5700	Copies to: Michael E. Mooney, Esq. Michael K. Krebs, Esq. Nutter, McClennen & Fish, LLP 155 Seaport Boulevard Boston, MA 02210
(Name, address, including zip code, and telephone number, (617) 439-2000 including area code, of agent for service)

        Approximate date of commencement of proposed sale to public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

        This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

Deregistration of Securities

        We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-102177), as amended (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 8th day of August, 2003.

MACDERMID, INCORPORATED
By:	/s/ JOHN L. CORDANI John L. Cordani Corporate Secretary and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
* Daniel H. Leever	Chairman, President and Chief Executive Officer (principal executive officer)
* Gregory M. Bolingbroke	Senior Vice President, Treasurer and Corporate Controller (principal financial and accounting officer)
* Robert L. Ecklin	Director
*
Donald G. Ogilvie	Director
*
Joseph M. Silvestri	Director
*
James C. Smith	Director
*
T. Quinn Spitzer, Jr.	Director

*
Signed pursuant to a power of attorney filed with the Commission as Exhibit 24.1 on December 23, 2002.

/s/ JOHN L. CORDANI John L. Cordani	August 8, 2003

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Deregistration of Securities
SIGNATURES